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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-2202) pertaining to the AMX Corporation 1996 Employee Stock Purchase Plan, the AMX Corporation 1995 Director Stock Option Plan, the AMX Corporation 1995 Stock Option Plan, and the AMX Corporation 1993 Stock Option Plan of our report dated May 15, 1996 with respect to the consolidated financial statements and financial statement schedule of AMX Corporation included in this Annual Report (Form 10-K/A), as amended, for the year ended March 31, 1996.

                                                    ERNST & YOUNG LLP


Dallas, Texas
August 29, 1996